EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Kinetics Mutual Funds, Inc. & Kinetics Portfolios Trust (each, the “Registrant”), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Registrant for the period ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Jay Kesslen
Jay Kesslen
Vice President for the President and Treasurer, Kinetics Mutual Funds, Inc. & Kinetics Portfolios Trust

Dated:	October 15, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Kinetics Mutual Funds, Inc. & Kinetics Portfolios Trust for purposes of Section 18 of the Securities Exchange Act of 1934.